UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2015

OncoSec Medical Incorporated

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5820 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Medical Officer

Mai Hope Le, M.D. has resigned from her position as Chief Medical Officer of OncoSec Medical Incorporated (the “Company”), effective December 31, 2015 (the “Effective Date”). Dr. Le will remain with the Company as a consultant to facilitate the transition of her responsibilities after the Effective Date. The Company has commenced a search for a successor to Dr. Le.

On December 27, 2015, the Company and Dr. Le entered into a Separation and Release Agreement, effective on the Effective Date, pursuant to which the Company agreed to pay Dr. Le severance of $286,000, less applicable withholdings, in the form of salary continuation in accordance with the Company’s customary payroll practices. Dr. Le will also be eligible to receive a bonus for calendar year 2015, should the Company’s Board of Directors or Compensation Committee thereof choose to grant discretionary bonuses to the Company’s officers. Dr. Le signed a release in favor of the Company (subject to her statutory rights).

The foregoing description of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement, dated December 31, 2015, by and between the Company and Mai Hope Le

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2015		OncoSec Medical Incorporated

	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President and Chief Executive Officer (Principal Executive Officer)